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                                                                    EXHIBIT 3.1







                                     FORM OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                    ARTICLE I

                  The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                                       []

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III


                  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                  The total number of shares of stock which the Corporation shall have authority to issue is 95,000,000, consisting 10,000,000 shares of preferred stock, par value $.01 per share (hereinafter referred to as "Preferred Stock"), and 85,000,000 shares of common stock, par value $.01 per share (hereinafter referred to as "Common Stock").

                  Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and special rights of the shares of each such series and the qualifications, limitations
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and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (1) The designation of the series, which may be by distinguishing number, letter or title.

                  (2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                  (3) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

                  (4) Dates at which dividends, if any, shall be payable.

                  (5) The redemption rights and price or prices, if any, for shares of the series.

                  (6) The terms and amount of any sinking fund providing for the purchase or redemption of shares of the series.

                  (7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (8) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation or entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

                  (9) Restrictions on the issuance of shares of the same series or of any other class or series.

                  (10) The voting rights and powers, if any, of the holders of shares of the series.

                  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

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                                    ARTICLE V


                  In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock (as defined herein), voting together as a single class, shall be required in order for the stockholders to adopt, amend or repeal any provision of the By-Law;

                  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, the first paragraph of this Article V.

                  For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.


                                   ARTICLE VI


                  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

                  Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

                  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VI.


                                   ARTICLE VII


                  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the Whole Board

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shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board.

                  Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                  The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1999 annual meeting, (1) directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (2) only if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

                  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the total number of directors which the Corporation would have if there were no vacancies shall shorten the term of any incumbent director.

                  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

                  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

                  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then

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outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, this Article VII.


                                  ARTICLE VIII


         A. (1) In addition to any affirmative vote required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, and except as otherwise expressly provided in Section B of this Article VIII:

                  (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25 million or more; or

                  (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25 million or more; or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is Beneficially Owned (as hereinafter defined) by any Interested Stockholder or any Affiliate of any Interested Stockholder.

shall require the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote or no vote.

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                  (2) The term "Business Combination" as used in this Article
         VIII shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of paragraph (1) of this Section A.

         B. The provisions of Section A of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation and any Preferred Stock Designation, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the conditions specified in the following paragraph (1) is met or, in the case of any other Business Combination, the conditions specified in either of the following paragraph (1) or paragraph (2) are met:

                  (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that this condition shall not be capable of satisfaction unless there are at least three Continuing Directors.

                  (2) All of the following conditions shall have been met:

                           (i) The consideration to be received by holders of
                  shares of a particular class (or series) of outstanding capital stock (including Common Stock and other than Excluded Preferred Stock (as hereinafter defined)) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class (or series) of capital stock. If the Interested Stockholder or any of its Affiliates have paid for shares of any class (or series) of capital stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) of capital stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of capital stock previously acquired by the Interested Stockholder.

                           (ii) The aggregate amount of (x) the cash and (y) the
                  Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination or shares or similar event):

                                    (a) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by them within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in any transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher, plus interest compounded annually from the first date

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                           on which the Interested Stockholder became an
                           Interested Stockholder (the "Determination Date") through the Consummation Date at the publicly announced base rate of interest of The Chase Manhattan Bank, N.A. (or such other major bank headquartered in the City of New York as may be selected by the Continuing Directors) from time to time in effect in the City of New York, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; and

                                    (b) The Fair Market Value per share of
                           Common Stock on the Announcement Date or the Determination Date, whichever is higher.

                           (iii) The aggregate amount of (x) the cash and (y)
                  the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Stock or Excluded Preferred Stock, of outstanding capital stock shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this paragraph (2)(iii) shall be required to be met with respect to every such class (or series) of outstanding capital stock whether or not the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class (or series) of capital stock:

                                    (a) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class (or series) of capital stock acquired by them within the two-year period immediately prior to the Announcement Date or in any transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the publicly announced base rate of interest of The Chase Manhattan Bank, N.A. (or such other major bank headquartered in the City of New York as may be selected by the Continuing Directors) from time to time in effect in the City of New York, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class (or series) of capital stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class (or series) of capital stock;

                                    (b) the Fair Market Value per share of such
                           class (or series) of capital stock on the Announcement Date or the Determination Date, whichever is higher; and

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                                    (c) the highest preferential amount per
                           share, if any, to which the holders of shares of such class (or series) of capital stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                           (iv) After such Interested Stockholder has become an
                  Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; provided, however, that no approval by Continuing Directors shall satisfy the requirements of this subparagraph
                  (iv) unless at the time of such approval there are at least three Continuing Directors.

                           (v) After such Interested Stockholder has become an
                  Interested Stockholder, such Interested Stockholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder's or Affiliate's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                           (vi) A proxy or information statement describing the
                  proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

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                           (vii) Such Interested Stockholders shall have
                  supplied the Corporation with such information as shall have been requested pursuant to Section E of this Article VIII within the time period set forth therein.

         C. For the purposes of this Article VIII:

                  (1) A "person" means any individual, limited partnership, general partnership, corporation or other firm or entity.

                  (2) "Interested Stockholder" means any person (other than the Corporation or any Subsidiary) who or which:

                           (i) is the beneficial owner (as hereinafter defined),
                  directly or indirectly, of 10 percent or more of the voting power of the outstanding Voting Stock;

                           (ii) is an Affiliate or an Associate of the
                  Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or

                           (iii) is an assignee of or has otherwise succeeded to
                  any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                  (3) A person shall be a "beneficial owner" of, or shall "Beneficially Own", any Voting Stock:

                           (i) which such person or any of its Affiliates or
                  Associates (as hereinafter defined) beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or

                           (ii) which such person or any of its Affiliates or
                  Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

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                           (iii) which are beneficially owned, directly or
                  indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph
                  (ii) of this paragraph (3)) or disposing of any shares of Voting Stock;

provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

                  (4) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (2) of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section C but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 1, 1998.

                  (6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (2) of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  (7) "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

                  (8) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities

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
         exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on The Nasdaq Stock Market, Inc.'s National Market or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section D of this Article VIII; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section D of this Article VIII.

                  (9) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (2)(ii) and (2)(iii) of Section B of this Article VIII shall include the shares of Common Stock and/or the shares of any other class (or series) of outstanding capital stock retained by the holders of such shares.

                  (10) "Excluded Preferred Stock" means any series of Preferred Stock with respect to which the Preferred Stock Designation creating such series expressly provides that the provisions of this Article VIII shall not apply.

         D. A majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the applicable conditions set forth in paragraph (2) of Section B have been met with respect to any Business Combination, (v) the Fair Market Value of stock or other property in accordance with paragraph (8) of Section C of this Article VIII, and (vi) whether the assets which are the subject of any Business Combination referred to in paragraph (1)(ii) of Section A have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in paragraph (1)(iii) of Section A has, an aggregate Fair Market Value of $25 million or more.

         E. A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the right to demand, that any person who it is reasonably believed is an Interested Stockholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Stockholder) supply the Corporation with complete information as to
(i) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder, (ii) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (iii)

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any other factual matter relating to the applicability or effect of this Article
VIII, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

         F. Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         G. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VIII.


                                   ARTICLE IX


                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.


                                    ARTICLE X


                  Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided, further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

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